UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 11/02/2009

JMP Group Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33448

Delaware	20-1450327
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

600 Montgomery Street, Suite 1100

San Francisco, CA 94111

(Address of principal executive offices, including zip code)

415-835-8900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On November 4, 2009, JMP Group Inc. (the “Company”) issued a press release announcing financial results for its third quarter ended September 30, 2009. A copy of the Company’s press release containing this information is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) and will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

The information furnished in this report, including Exhibit 99.1, shall not be deemed to constitute an admission that such information or exhibit is required to be furnished pursuant to Regulation FD or that such information or exhibit contains material information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information or exhibit in the future.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 2, 2009, the Compensation Committee of the Board of Directors (the “Committee”) of JMP Group Inc. (the “Company”) approved amendments to certain restricted stock units (“RSUs”) that were granted in 2008 and 2009 to employees of the Company, including each of the Company’s named executive officers, under the Company’s 2007 Equity Incentive Plan (the “Plan”).

In particular the Committee approved the immediate acceleration of the vesting of 1,295,000 RSUs as of November 2, 2009 (the “Effective Date”). Except with respect to the RSUs held by Mr. Jolson, who remitted the tax liability on such shares in cash and was thus issued the entire amount of the award in shares, the Company repurchased 47% of the shares underlying these RSUs in order to facilitate the remittance of income taxes in the statutory amounts thereon with the balance paid to the holders in cash.

The shares remaining after this repurchase, or in Mr. Jolson’s case, 53% of the shares issued in settlement of his RSUs, remain subject generally to the terms and conditions of the applicable restricted stock unit agreement (a form of which is filed as an exhibit to the Company’s Form 10-Q for the quarterly period ended March 31, 2008) provided that these shares shall be subject to lockup and potential forfeiture if the holder breaches certain covenants, including non-competition covenants, prior to the awards’ original vesting date.

Because the Company’s named executive officers were issued RSUs under the Plan as compensation in February 2009, the acceleration in vesting resulted in material modifications to the compensation arrangements in the following amounts payable to the named executive officers as follows:

(i) 95,000 RSUs previously granted to Joseph A. Jolson in February 2009 vested immediately as of the Effective Date and had a current market value of $775,200;

(ii) 80,000 RSUs previously granted to Craig R. Johnson in February 2009 vested immediately as of the Effective Date and had a current market value of $652,800;

(iii) 95,000 RSUs previously granted to Carter D. Mack in February 2009 vested immediately as of the Effective Date and had a current market value of $775,200;

(iv) 95,000 RSUs previously granted to Mark L. Lehmann in February 2009 vested immediately as of the Effective Date and had a current market value of $775,200;

(v) 35,000 RSUs previously granted to Thomas B. Kilian in February 2009 vested immediately as of the Effective Date and had a current market value of $285,600.

The current market value of the accelerated RSUs was calculated using the closing price reported by the New York Stock Exchange on the Effective Date.

Item 7.01.	Regulation FD Disclosure.

The Company is announcing that on November 5, 2009 the Company will make presentations to certain institutional investors. Additionally, the Company is announcing that on November 10, 2009 the Company will participate in the Keefe, Bruyette & Woods 2009 Securities Brokerage and Market Structure Conference and The Bank of America Merrill Lynch 2009 Banking and Financial Services Conference. A copy of the materials to be used by the Registrant during these presentations will be made available in advance of such presentations and accessible in the “Investor Relations” section of the Registrant’s website, at http://investor.jmpg.com/.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The information furnished in this report shall not be deemed to constitute an admission that such information is required to be furnished pursuant to Regulation FD or that such information or exhibits contains material information that is not otherwise publicly available. In addition, the Registrant does not assume any obligation to update such information in the future.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

99.1	Press release of the Company dated November 4, 2009.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMP GROUP INC.

Date: November 4, 2009	By:	/s/ THOMAS B. KILIAN
Thomas B. Kilian
Chief Financial Officer